Exhibit 99.1

Aptiv Reports Third Quarter 2020 Financial Results
Strong Year-Over-Year Revenue Growth
Solid Operating Performance Despite Challenging Environment

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported third quarter 2020 U.S. GAAP earnings of $1.05 per diluted share. Excluding special items, third quarter earnings totaled $1.13 per diluted share.

Third Quarter Highlights Include:
•U.S. GAAP revenue of $3.7 billion, an increase of 3%
◦Revenue increased 3% adjusted for currency exchange, commodity movements and divestitures
•U.S. GAAP net income of $283 million, diluted earnings per share of $1.05
◦Excluding special items, diluted earnings per share of $1.13
•U.S. GAAP operating income margin of 9.9%, operating income of $364 million
◦Adjusted Operating Income margin of 10.6%, Adjusted Operating Income of $389 million; Adjusted EBITDA of $581 million
•Generated $559 million of cash from operations
Year-to-Date Highlights Include:
•U.S. GAAP revenue of $8.9 billion, a decrease of 18%
◦Revenue decreased 16% adjusted for currency exchange, commodity movements and divestitures; largely resulting from volume declines associated with the adverse impacts of the COVID-19 pandemic
•U.S. GAAP net income of $1,486 million, diluted earnings per share of $5.63; which includes a gain of $5.39 per diluted share resulting from the completion of the Motional autonomous driving joint venture in the first quarter
◦Excluding special items, diluted earnings per share of $0.77
•U.S. GAAP operating income of $1,672 million; which includes a gain of $1,434 million resulting from the completion of the Motional autonomous driving joint venture in the first quarter
◦Adjusted Operating Income margin of 4.4%, Adjusted Operating Income of $391 million; Adjusted EBITDA of $943 million
•Generated $614 million of cash from operations

“Our third quarter results reflect the efforts we have taken to build a more sustainable business, with a portfolio of advanced technologies driving sustained above market growth despite the ongoing challenging environment,” said Kevin Clark, president and chief executive officer. “The actions we have taken to improve our through-cycle resiliency, optimize our industry-leading cost structure and enhance our operational execution resulted in stronger revenue growth and earnings in the quarter. Never has Aptiv’s mission of enabling a safer, greener and more connected world had more meaning for our society than it does today. We are confident our technologies aligned to these key megatrends, flexible business model and strong balance sheet position Aptiv for recovery outperformance and sustainable long-term value creation for all of our stakeholders.”

Third Quarter 2020 Results
For the three months ended September 30, 2020, the Company reported U.S. GAAP revenue of $3.7 billion, an increase of 3% from the prior year period, despite global vehicle production declines of 4% (4% on an Aptiv weighted market basis, which represents global vehicle production weighted to the geographic regions in which the Company generates its revenue, “AWM”) over the same period. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 3% in the third quarter. This reflects growth of 3% in Europe, 11% in Asia, which includes growth of 14% in China, and 3% in South America, partially offset by a decline of 3% in North America.
The Company reported third quarter 2020 U.S. GAAP net income of $283 million and earnings of $1.05 per diluted share, compared to $246 million and $0.96 per diluted share in the prior year period. Third quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $320 million, or earnings of $1.13 per diluted share, compared to $325 million, or $1.27 per diluted share, in the prior year period.
Third quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $389 million, compared to $410 million in the prior year period. Adjusted Operating Income margin was 10.6%, compared to 11.5% in the prior year period, reflecting the stabilization during the quarter of global vehicle production levels. Depreciation and amortization expense totaled $192 million, an increase from $178 million in the prior year period.
Interest expense for the third quarter totaled $38 million, as compared to $42 million in the prior year period.
Tax benefit in the third quarter of 2020 was $2 million, resulting in an effective tax rate of approximately (1)%, as a result of current period net discrete tax benefits of $38 million, or approximately 12 points, primarily due to the favorable tax impacts of certain intragroup reorganizations during the quarter, which are intended to streamline and simplify the Company’s operating and legal structure. Tax expense in the third quarter of 2019 was $38 million, resulting in an effective tax rate of approximately 13%.
The Company generated net cash flow from operating activities of $559 million in the third quarter, compared to $325 million in the prior year period.

Year-to-Date 2020 Results
For the nine months ended September 30, 2020, the Company reported U.S. GAAP revenue of $8.9 billion, a decrease of 18% from the prior year period, which includes volume declines of 15% primarily resulting from the impacts of the COVID-19 pandemic, which also resulted in global vehicle production declines of 23% (26% on an AWM basis) over the same period. Adjusted for currency exchange, commodity movements and divestitures, revenue decreased by 16% during the period. This reflects declines of 25% in North America, 16% in Europe, 3% in Asia, which was flat in China, and 15% in South America.

For the 2020 year-to-date period, the Company reported U.S. GAAP net income of $1,486 million and earnings of $5.63 per diluted share, compared to $760 million and $2.95 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $206 million, or earnings of $0.77 per diluted share, compared to $940 million, or $3.65 per diluted share, in the prior year period.
The Company reported Adjusted Operating Income of $391 million for the nine months ended September 30, 2020, compared to $1,160 million in the prior year period. Adjusted Operating Income margin was 4.4% for the nine months ended September 30, 2020, compared to 10.8% in the prior year period, primarily as a result of the adverse impacts of the COVID-19 pandemic, which primarily affected the first half of 2020, and included declines in global vehicle production and consumer demand, work stoppages, disruptions to our supply chain and other adverse global economic impacts, particularly those resulting from temporary governmental “lock-down” orders for all non-essential activities. Depreciation and amortization expense totaled $556 million, an increase from $539 million in the prior year period.
Interest expense for the nine months ended September 30, 2020 totaled $125 million, as compared to $123 million in the prior year period.
Tax benefit for the nine months ended September 30, 2020 was $6 million, resulting in an effective tax rate of nil. Tax expense in the prior year period was $102 million, resulting in an effective tax rate of approximately 12%.
The Company generated net cash flow from operating activities of $614 million in the nine months ended September 30, 2020, compared to $921 million in the prior year period. As of September 30, 2020, the Company had cash and cash equivalents of $2.1 billion and total available liquidity of $4.5 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income, Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Full Year 2020 Outlook
The Company’s full year 2020 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2020
Net sales	$12,540 - $12,690
Adjusted operating income	$775 - $825
Adjusted operating income margin	6.2% - 6.5%
Adjusted EBITDA	$1,515 - $1,565
Adjusted net income per share	$1.65 - $1.80
Cash flow from operations	$1,050
Capital expenditures	$600
Adjusted effective tax rate	10% - 11%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.367.2403 (U.S. and Canada) or +1.334.777.6978 (international) or through a webcast at ir.aptiv.com. The conference ID number is 6173758. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and other transactions and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to the Company’s products; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Net sales	$3,668	$3,559	$8,854	$10,761
Operating expenses:
Cost of sales	3,021	2,882	7,693	8,802
Selling, general and administrative	229	262	698	778
Amortization	36	34	107	111
Restructuring	18	61	118	118
Gain on autonomous driving joint venture	—	—	(1,434)	—
Total operating expenses	3,304	3,239	7,182	9,809
Operating income	364	320	1,672	952
Interest expense	(38)	(42)	(125)	(123)
Other income (expense), net	1	7	(6)	29
Income before income taxes and equity income	327	285	1,541	858
Income tax benefit (expense)	2	(38)	6	(102)
Income before equity income	329	247	1,547	756
Equity (loss) income, net of tax	(24)	5	(40)	12
Net income	305	252	1,507	768
Net income attributable to noncontrolling interest	6	6	2	8
Net income attributable to Aptiv	299	246	1,505	760
Mandatory Convertible Preferred Share dividends	(16)	—	(19)	—
Net income attributable to ordinary shareholders	$283	$246	$1,486	$760

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$1.05	$0.96	$5.63	$2.95
Weighted average number of diluted shares outstanding	270.38	256.44	267.14	257.74

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,122	$412
Restricted cash	32	16
Accounts receivable, net	2,620	2,569
Inventories	1,229	1,286
Other current assets	586	504
Assets held for sale	—	532
Total current assets	6,589	5,319
Long-term assets:
Property, net	3,223	3,309
Operating lease right-of-use assets	375	413
Investments in affiliates	2,047	106
Intangible assets, net	1,095	1,186
Goodwill	2,479	2,407
Other long-term assets	636	719
Total long-term assets	9,855	8,140
Total assets	$16,444	$13,459
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$99	$393
Accounts payable	2,186	2,463
Accrued liabilities	1,294	1,155
Liabilities held for sale	—	43
Total current liabilities	3,579	4,054
Long-term liabilities:
Long-term debt	3,935	3,971
Pension benefit obligations	484	483
Long-term operating lease liabilities	294	329
Other long-term liabilities	598	611
Total long-term liabilities	5,311	5,394
Total liabilities	8,890	9,448
Commitments and contingencies
Total Aptiv shareholders’ equity	7,363	3,819
Noncontrolling interest	191	192
Total shareholders’ equity	7,554	4,011
Total liabilities and shareholders’ equity	$16,444	$13,459

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(in millions)
Cash flows from operating activities:
Net income	$1,507	$768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	556	539
Restructuring expense, net of cash paid	—	31
Deferred income taxes	10	14
Income from equity method investments, net of dividends received	46	(9)
Loss on modification of debt	4	—
Loss on extinguishment of debt	—	6
Gain on autonomous driving joint venture, net	(1,434)	—
Other, net	64	74
Changes in operating assets and liabilities:
Accounts receivable, net	(51)	(173)
Inventories	60	(63)
Accounts payable	(144)	(19)
Other, net	19	(217)
Pension contributions	(23)	(30)
Net cash provided by operating activities	614	921
Cash flows from investing activities:
Capital expenditures	(489)	(619)
Proceeds from sale of property / investments	6	13
Cost of business acquisitions and other transactions, net	(49)	(23)
Cost of technology investments	(1)	(4)
Settlement of derivatives	1	1
Net cash used in investing activities	(532)	(632)
Cash flows from financing activities:
(Decrease) increase in other short and long-term debt, net	(400)	118
Repayment of senior notes	—	(654)
Proceeds from issuance of senior notes, net of issuance costs	—	641
Fees related to modification of debt agreements	(18)	—
Proceeds from the public offering of ordinary shares, net of issuance costs	1,115	—
Proceeds from the public offering of preferred shares, net of issuance costs	1,115	—
Dividend payments of consolidated affiliates to minority shareholders	(6)	—
Repurchase of ordinary shares	(57)	(390)
Distribution of Mandatory Convertible Preferred Share cash dividends	(16)	—
Distribution of ordinary share cash dividends	(56)	(170)
Taxes withheld and paid on employees’ restricted share awards	(33)	(34)
Net cash provided by (used in) financing activities	1,644	(489)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1)	(10)
Increase (decrease) in cash, cash equivalents and restricted cash	1,725	(210)
Cash, cash equivalents and restricted cash at beginning of the period	429	568
Cash, cash equivalents and restricted cash at end of the period	$2,154	$358

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	%	2020	2019	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$2,656	$2,584	3%	$6,421	$7,731	(17)%
Advanced Safety and User Experience	1,020	985	4%	2,452	3,058	(20)%
Eliminations and Other (a)	(8)	(10)		(19)	(28)
Net Sales	$3,668	$3,559		$8,854	$10,761

Adjusted Operating Income (Loss)
Signal and Power Solutions	$322	$350	(8)%	$404	$970	(58)%
Advanced Safety and User Experience	67	60	12%	(13)	190	(107)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$389	$410		$391	$1,160

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	270.03	255.89	261.22	257.32
Dilutive shares related to RSUs	0.35	0.55	0.28	0.42
Weighted average MCPS Converted Shares	—	—	5.64	—
Weighted average ordinary shares outstanding, including dilutive shares	270.38	256.44	267.14	257.74
Net income per share attributable to ordinary shareholders:
Basic	$1.05	$0.96	$5.69	$2.95
Diluted	$1.05	$0.96	$5.63	$2.95

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended September 30, 2020

Reported net sales % change	3%
Less: foreign currency exchange and commodities	—%
Less: divestitures and other, net	—%
Adjusted revenue growth	3%

Nine Months Ended September 30, 2020

Reported net sales % change	(18)%
Less: foreign currency exchange and commodities	(2)%
Less: divestitures and other, net	—%
Adjusted revenue growth	(16)%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$299		$246		$1,505		$760
Interest expense	38		42		125		123
Other (income) expense, net	(1)		(7)		6		(29)
Income tax (benefit) expense	(2)		38		(6)		102
Equity loss (income), net of tax	24		(5)		40		(12)
Net income attributable to noncontrolling interest	6		6		2		8
Operating income	$364	9.9%	$320	9.0%	$1,672	18.9%	$952	8.8%
Restructuring	18		61		118		118
Other acquisition and portfolio project costs	3		17		19		45
Asset impairments	—		1		4		11
Deferred compensation related to nuTonomy acquisition	4		11		12		34
Gain on business divestitures and other transactions	—		—		(1,434)		—
Adjusted operating income	$389	10.6%	$410	11.5%	$391	4.4%	$1,160	10.8%

Segment Adjusted Operating Income (Loss)
(in millions)
Three Months Ended September 30, 2020	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$311	$53	$—	$364
Restructuring	9	9	—	18
Other acquisition and portfolio project costs	2	1	—	3
Deferred compensation related to nuTonomy acquisition	—	4	—	4
Adjusted operating income	$322	$67	$—	$389

Depreciation and amortization (a)	$149	$43	$—	$192

Three Months Ended September 30, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$292	$28	$—	$320
Restructuring	46	15	—	61
Other acquisition and portfolio project costs	11	6	—	17
Asset impairments	1	—	—	1
Deferred compensation related to nuTonomy acquisition	—	11	—	11
Adjusted operating income	$350	$60	$—	$410

Depreciation and amortization (a)	$134	$44	$—	$178

Nine Months Ended September 30, 2020	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$302	$1,370	$—	$1,672
Restructuring	88	30	—	118
Other acquisition and portfolio project costs	10	9	—	19
Asset impairments	4	—	—	4
Deferred compensation related to nuTonomy acquisition	—	12	—	12
Gain on business divestitures and other transactions	—	(1,434)	—	(1,434)
Adjusted operating income (loss)	$404	$(13)	$—	$391

Depreciation and amortization (a)	$431	$125	$—	$556

Nine Months Ended September 30, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$851	$101	$—	$952
Restructuring	88	30	—	118
Other acquisition and portfolio project costs	29	16	—	45
Asset impairments	2	9	—	11
Deferred compensation related to nuTonomy acquisition	—	34	—	34
Adjusted operating income	$970	$190	$—	$1,160

Depreciation and amortization (a)	$401	$138	$—	$539

(a) Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairment), interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions)
Net income attributable to Aptiv	$299	$246	$1,505	$760
Interest expense	38	42	125	123
Other (income) expense, net	(1)	(7)	6	(29)
Income tax (benefit) expense	(2)	38	(6)	102
Equity loss (income), net of tax	24	(5)	40	(12)
Net income attributable to noncontrolling interest	6	6	2	8
Operating income	364	320	1,672	952
Depreciation and amortization	192	178	556	539
EBITDA	$556	$498	$2,228	$1,491
Restructuring	18	61	118	118
Other acquisition and portfolio project costs	3	17	19	45
Deferred compensation related to nuTonomy acquisition	4	11	12	34
Gain on business divestitures and other transactions	—	—	(1,434)	—
Adjusted EBITDA	$581	$587	$943	$1,688

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$283	$246	$1,486	$760
Mandatory Convertible Preferred Share dividends	16	—	19	—
Net income attributable to Aptiv	299	246	1,505	760
Adjusting items:
Restructuring	18	61	118	118
Other acquisition and portfolio project costs	3	17	19	45
Asset impairments	—	1	4	11
Deferred compensation related to nuTonomy acquisition	4	11	12	34
Gain on business divestitures and other transactions	—	—	(1,434)	—
Debt modification costs	—	—	4	—
Debt extinguishment costs	—	—	—	6
Gain on changes in fair value of equity investments	—	—	—	(19)
Tax impact of adjusting items (a)	(4)	(11)	(22)	(15)
Adjusted net income attributable to Aptiv	$320	$325	$206	$940

Adjusted weighted average number of diluted shares outstanding (b)	284.09	256.44	267.14	257.74
Diluted net income per share attributable to Aptiv	$1.05	$0.96	$5.63	$2.95
Adjusted net income per share	$1.13	$1.27	$0.77	$3.65

(a)	Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(b)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% MCPS and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv’s ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the “if-converted” method (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding for the nine months ended September 30, 2020) on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions)
Weighted average number of diluted shares outstanding	270.38	256.44	267.14	257.74
Weighted average MCPS Converted Shares	13.71	—	—	—
Adjusted weighted average number of diluted shares outstanding	284.09	256.44	267.14	257.74

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions)
Cash flows from operating activities:
Net income	$305	$252	$1,507	$768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	192	178	556	539
Restructuring expense, net of cash paid	(13)	33	—	31
Working capital	(41)	(69)	(135)	(255)
Pension contributions	(7)	(9)	(23)	(30)
Gain on autonomous driving joint venture, net	—	—	(1,434)	—
Other, net	123	(60)	143	(132)
Net cash provided by operating activities	559	325	614	921

Cash flows from investing activities:
Capital expenditures	(117)	(168)	(489)	(619)
Cost of business acquisitions and other transactions, net	(22)	—	(49)	(23)
Cost of technology investments	(1)	(1)	(1)	(4)
Settlement of derivatives	—	2	1	1
Other, net	2	4	6	13
Net cash used in investing activities	(138)	(163)	(532)	(632)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net	22	—	49	23
Cash flow before financing	$443	$162	$131	$312

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2020 (1)
	( $ in millions)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$1,687
Interest expense	166
Other expense, net	11
Income tax expense	31
Equity loss, net of tax	80
Net income attributable to noncontrolling interest	10
Operating income	1,985	15.7%
Restructuring	209
Other acquisition and portfolio project costs	22
Asset impairments	4
Deferred compensation related to nuTonomy acquisition	14
Gain on business divestitures and other transactions	(1,434)
Adjusted operating income	$800	6.3%

Adjusted EBITDA
Net income attributable to Aptiv	$1,687
Interest expense	166
Other expense, net	11
Income tax expense	31
Equity loss, net of tax	80
Net income attributable to noncontrolling interest	10
Operating income	1,985
Depreciation and amortization	744
EBITDA	$2,729	21.6%
Restructuring	209
Other acquisition and portfolio project costs	22
Deferred compensation related to nuTonomy acquisition	14
Gain on business divestitures and other transactions	(1,434)
Adjusted EBITDA	$1,540	12.2%

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(2)	Represents operating income and Adjusted Operating Income, respectively, as a percentage of estimated net sales.

Estimated Full Year
2020 (1)
($ and shares in millions, except per share amounts)
Adjusted Net Income Per Share	$
Net income attributable to ordinary shareholders	$1,652
Mandatory Convertible Preferred Share dividends	35
Net income attributable to Aptiv	1,687
Adjusting items:
Restructuring	209
Other acquisition and portfolio project costs	22
Asset impairments	4
Deferred compensation related to nuTonomy acquisition	14
Gain on business divestitures and other transactions	(1,434)
Debt modification costs	4
Tax impact of adjusting items	(36)
Adjusted net income attributable to Aptiv	$470

Adjusted weighted average number of diluted shares outstanding	271.51
Diluted net income per share attributable to Aptiv	$6.21
Adjusted net income per share	$1.73

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Sarah McKinney
+1.617.603.7946
sarah.mckinney@aptiv.com